SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)of the
                         Securities Exchange Act of 1934



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[ ]  Preliminary information statement
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[ ]  Confidential,  for  use  of the  Commission  only  (as  permitted  by  Rule
     14c-5(d)(2))

                             EDISON RENEWABLES, INC.
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                (Name of Registrant as Specified in Its Charter)



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                             EDISON RENEWABLES, INC.
                             300 S. Harbor Boulevard
                                    Suite 500
                            Anaheim, California 92805

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                              INFORMATION STATEMENT

                                December 7, 2004

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                  We Are Not Asking You for a Proxy and You Are
                        Requested Not To Send Us a Proxy

          This Information Statement is furnished by the Board of Directors of Edison Renewables, Inc., a Nevada corporation ("Edison," "our," "we" and "us"), to the record holders of our shares of common stock, par value $.001 per share, at the close of business on November 3, 2004 ("Record Date") that were not solicited by Edison, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934 ("Exchange Act").

          Edison's Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to change the name of Edison to "NextPhase Wireless, Inc."

Stockholders of record at the close of business on November 3, 2004 shall be entitled to receive this information statement.

          We have received the consent of a majority, or approximately 57% of the issued and outstanding shares of our common stock for the action described above. A Certificate of Amendment to our Articles of Incorporation, which will effect the actions described above, will not be filed with the Nevada Secretary of State until a date which is at least twenty (20) days after the filing of our Definitive Information Statement.

          This Information Statement will be sent on or about December 8, 2004 to Edison's stockholders of record who have not been solicited for their consent of this corporate action.

 This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider any matter described in this information statement.


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                           Forward-Looking Statements

          Certain information contained in this information statement may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this information statement or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this information statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "explore," "consider," "anticipate," "intend," "could," "estimate," "plan," or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

          o our ability to raise capital necessary to sustain our anticipated operations and implement our proposed business plan,
          o    our ability to implement our proposed business plan,
          o our ability to obtain regulatory permits and approvals to operate in the high-speed wireless network industry,
          o our ability to commercialize our proprietary technology relating to high-speed broadband networks,
          o the introduction of new broadband connectivity technologies by our competitors that may have advantages over our planned products and may make our planned products less attractive to our potential customers,
          o our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,
          o    our  ability  to  employ  and  retain  qualified  management  and employees,
          o our dependence on the efforts and abilities of our current employees and executive officers,
          o changes in government regulations that are applicable to our anticipated business,
          o    changes in the demand for our services,
          o    the degree and nature of our competition,
          o    our lack of diversification of our business plan,
          o the general volatility of the capital markets and the establishment of a market for our shares,
          o    our ability to generate sufficient cash to pay our creditors, and
          o disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could

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materially  affect  our  results  of  operations  and  whether   forward-looking
statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

                                Voting Securities

          The record date of stockholders entitled to receive notice of this corporate action by Edison is the close of business on November 3, 2004. On this date, Edison had 16,692,724 shares of common stock issued and outstanding. Each share is entitled to one vote on any matter which may properly come before the stockholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada law, and our Articles of Incorporation and By-Laws, there are no dissenter's or appraisal rights relating to the matters set forth above.

          All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of our common stock. As discussed above, we have solicited and received the written consent from the holders of a majority of the issued and outstanding shares of Edison's common stock.

                    Changes In Control Since Last Fiscal Year

          On August 3, 2004, Edison entered into an Agreement and Plan of Share Exchange with all of the stockholders of NextPhase Technologies, Inc. Under the terms of the agreement, Edison acquired all of the issued and outstanding stock of NextPhase Technologies (an aggregate of 12,943,000 shares of common stock) in exchange for the issuance of 12,943,000 shares of Edison common stock. As a result of the closing of the Share Exchange Agreement, NextPhase Technologies became the wholly-owned subsidiary of Edison.

          The closing of the agreement resulted in a change of control of Edison. Upon the closing, Edison had a total of 16,692,724 shares of common stock issued and outstanding of which 12,943,000 shares, or approximately 78%, are owned by those parties who were previously shareholders of NextPhase Technologies.

          On August 3, 2004, certain stockholders of Edison entered into a voting agreement pursuant to which they agreed that, for a period of one-year commencing on August 3, 2004, each and every time that Edison's stockholders are asked to vote for the election of nominees to Edison's Board of Directors, whether in person or proxy at a meeting or by written consent, they will vote all shares of common stock of Edison which they own, or over which they exercise voting power, for the election of Paul Steo as a director of Edison. The stockholders who are a party to this voting agreement own, in the aggregate, approximately 72% of Edison's issued and outstanding shares of common stock.


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          Edison,  operating  through  NextPhase  Technologies,  is  a  wireless internet service provider. Its current business is comprised of a fixed wireless network covering a majority of Orange County California and a data center located at its headquarters. Our technology that we use in our business has the ability to penetrate densely populated areas. Our technology is not covered by any patent or registered copyright.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of November 3, 2004, regarding beneficial ownership of our common stock by

         o each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock,
         o     each of our directors
         o     each of the named executive officers, and
         o all of our current executive officers and directors and nominees for directors as a group.

-------------------------------- -------------------- --------------------------

 Name and Address of                Number of Shares       Percent of Class
   Beneficial Owner               Beneficially Owned
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
Viper Networks, Inc.              4,000,000              24%
2070 Business Center Drive
Suite 210
Irvine, California 92612
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
CJM Group, Inc.                   3,500,000              21%
1940 Deer Park Avenue
Suite 390
Deer Park, New York 11729
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
Stephen D. Young                  2,000,000              12%
c/o Edison Renewables, Inc.
300 S. Harbor Boulevard
Suite 500
Anaheim, California 92805
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
Sean J. Rawlins                   2,000,000              12%
23411 Laguna Hills
Apt # K-157
Aliso Viejo, California 92656
-------------------------------- -------------------  --------------------------
-------------------------------- -------- ----------  --------------------------
James G. Wray                     2,000,000              12%
c/o Edison Renewables, Inc.
300 S. Harbor Boulevard
Suite 500
Anaheim, California 92805
-------------------------------- -------------------  --------------------------

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-------------------------------- -------------------  --------------------------
Michael Jones                     2,000,000              12%
c/o Edison Renewables, Inc.
300 S. Harbor Boulevard
Suite 500
Anaheim, California 92805
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
Paul S. Steo                      40,000                 Less than 1%
1940 Deer Park Avenue, #390
Deer Park, New York 11729
-------------------------------- -------------------  --------------------------
-------------------------------- -------------------  --------------------------
All Executive Officers and
Directors as a group (4)          6,040,000              36%
-------------------------------- -------------------  --------------------------

          Amendment To Our Articles of Incorporation To Change Our Name

          Our current name, Edison Renewables, Inc. was descriptive of our past plans to explore business opportunities in the renewable energy market. Since we have acquired NextPhase Technologies, we currently plan to commercialize our proprietary technology relating to the high-speed broadband wireless market. We believe that our current name, Edison Renewables, Inc. does not reflect our anticipated future business model, and in the view of our Board of Directors, will be confusing to our potential targeted customers, potential acquisition candidates, if any, the investing public and others with whom we have or may have business relationships in the future. We believe that keeping our current name will be a hindrance to our development.

          Accordingly, Edison's Board of Directors and stockholders owning a majority of our issued and outstanding shares of common stock determined it would be in the best interest of Edison and our stockholders to change our name to "NextPhase Wireless, Inc.", a name which is consistent with our subsidiary's name NextPhase Technologies, Inc., and which reflects our anticipated business activity in the wireless communications market. With the filing of the Certificate of Amendment to our Articles of Incorporation, our Articles of Incorporation will be amended to change our name to "NextPhase Wireless, Inc."

          The adoption of the Amendment to our Articles of Incorporation described above requires the affirmative vote of at least a majority of the votes entitled to be cast by all shares of capital stock issued, outstanding and entitled to vote on the Record Date. As discussed above, stockholders owning a majority of our voting stock have approved this amendment.

                                       By Order of the Board of Directors:
                                       Stephen D. Young, Chief Executive Officer